SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported): July 1, 2002

                       INTERNATIONAL SMART SOURCING, INC.
                      (FORMERLY CHINAB2BSOURCING.COM, INC.)
             (Exact name of registrant as specified in its charter)

          Delaware                   001-14753                    11-3423157
(State or other jurisdiction of  (Commission File No.)          (IRS Employer
       incorporation)                                        Identification No.)

            320 Broad Hollow Road                    11735
            Farmingdale, New York                 (Zip Code)
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (631) 293-4650

                                 Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

                       Exhibit Index Located on Page: ___

                           Total Number of Pages: ___

Item 5.     Other Events.

     Electronic Hardware Corp., a wholly owned subsidiary of International Smart Sourcing, Inc. (ISSG.OB), announced that it has been awarded a one year extension of its multi-million dollar contract with the United States Government Defense Supply Center Philadelphia (DSCP). Electronic Hardware estimates the full value of the extension to be approximately Five Million Dollars. The extension commenced on June 21, 2002 and terminates on June 20, 2003. The original award of the contract by DSCP transferred to Electronic Hardware the full responsibility to supply knobs, dials and pointers (Federal Stock Class
5355) for the United States Government.

                                   Signatures
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date:  July 1, 2002

                                          International Smart Sourcing, Inc..


                                          By:   /s/ DAVID HALE
                                                    --------------------
                                                    David Hale
                                                    President